Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements (Form S-3 Nos. 333-177931, 333-75455, 333-137974, and 333-146472) and in the related Prospectuses of The Clorox Company, and

2)	Registration Statements (Form S-8 Nos. 33-41131, including post effective amendments No. 1 and No. 2, 33-56565, 33-56563, 333-29375, 333-16969, 333-44675, 333-86783, 333-131487, 333-69455, including post effective amendment No. 1, 333-90386, including the post effective amendment No. 1, and 333- 193913) of The Clorox Company.

of our report dated August 25, 2014 (except for Note 2, as to which the date is December 4, 2014), with respect to the consolidated financial statements and schedule of The Clorox Company and our report dated August 25, 2014, with respect to the effectiveness of internal control over financial reporting, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
San Francisco, CA
December 4, 2014